Item 30. Exhibit (h) i. g. 1. ii.

SCHEDULE A

Effective as of May 1, 2006, this Schedule A is hereby amended as follows:

ACCOUNTS, POLICIES AND PORTFOLIOS

SUBJECT TO THE PARTICIPATION AGREEMENT

Name of Separate Account and Date Established by Board of Directors	Policies Funded by Separate Account	Portfolios Applicable to Policies
•

•

•

•

•

•

Massachusetts Mutual Variable Life Separate Account I Established July 13, 1988	Strategic GVUL	T. Rowe Price Equity Series, Inc. • T. Rowe Price Mid-Cap Growth Portfolio • T. Rowe Price New America Growth Portfolio

	Strategic Life 9	T. Rowe Price Equity Series, Inc. • T. Rowe Price Mid-Cap Growth Portfolio • T. Rowe Price New America Growth Portfolio

Name of Separate Account and Date Established by Board of Directors	Policies Funded by Separate Account	Portfolios Applicable to Policies
Massachusetts Mutual Variable Life Separate Account I Established July 13, 1988	Strategic Life 10

T. Rowe Price Equity Series, Inc.

•   T. Rowe Price Mid-Cap Growth Portfolio

•   T. Rowe Price New America Growth Portfolio

T. Rowe Price Fixed Income Series, Inc.

•   T. Rowe Price Limited Term Bond Portfolio

	Survivorship Variable Universal Life	T. Rowe Price Equity Series, Inc. • T. Rowe Price Mid-Cap Growth Portfolio • T. Rowe Price Blue Chip Growth Portfolio • T. Rowe Price Equity Income Portfolio

	Variable Universal Life	T. Rowe Price Equity Series, Inc. • T. Rowe Price Mid-Cap Growth Portfolio • T. Rowe Price Blue Chip Growth Portfolio • T. Rowe Price Equity Income Portfolio

	Variable Life Select	T. Rowe Price Equity Series, Inc.

T. Rowe Price Mid-Cap Growth Portfolio

Survivorship variable Universal Life II	T. Rowe Price Equity Series, Inc. • T. Rowe Price Mid-Cap Growth Portfolio • T. Rowe Price Blue Chip Growth Portfolio • T. Rowe Price Equity Income Portfolio

Variable Life Plus	T. Rowe Price Equity Series, Inc. T. Rowe Price Mid-Cap Growth Portfolio

VUL II	T. Rowe Price Equity Series, Inc. • T. Rowe Price Mid-Cap Growth Portfolio • T. Rowe Price Blue Chip Growth Portfolio • T. Rowe Price Equity Income Portfolio

VUL Guard	T. Rowe Price Equity Series, Inc. • T. Rowe Price Mid-Cap Growth Portfolio • T. Rowe Price Blue Chip Growth Portfolio • T. Rowe Price Equity Income Portfolio

Survivorship VUL Guard	T. Rowe Price Equity Series, Inc. • T. Rowe Price Blue Chip Growth • T. Rowe Price Equity Income Portfolio

IN WITNESS HEREOF, Massachusetts Mutual Life Insurance Company, T. Rowe Price Investment Services, Inc. and the undersigned Funds hereby amend this Schedule A in accordance with the Participation Agreement made and entered into as of the 1st day of June, 1998.

COMPANY:	MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY By its authorized officer

	By:	/s/ Melissa Millan
	Title:	Sr. Vice President
	Date:	19 Dec. 2006

FUND:	T. ROWE PRICE EQUITY SERIES, INC. By its authorized officer

	By:	/s/ Henry H. Hopkins
Henry H. Hopkins
	Title:	Vice President
	Date:	1/9/07

FUND:	T. ROWE PRICE FIXED INCOME SERIES, INC. By its authorized officer

	By:	/s/ Henry H. Hopkins
Henry H. Hopkins
	Title:	Vice President
	Date:	1/9/07

UNDERWRITER:	T. ROWE PRICE INVESTMENT SERVICES, INC. By its authorized officer

	By:	/s/ Darrell N. Braman
Darrell N. Braman
	Title:	Vice President
	Date:	1/8/07